Exhibit 99.1

Rice Acquisition Corporation 3

Announces the Separate Trading of its Class A Ordinary Shares and Warrants,

Commencing November 21, 2025

CARNEGIE, Pa. and GENEVA, Nov. 18, 2025 – Rice Acquisition Corporation 3 (NYSE: KRSP U) (the “Company”) announced that, commencing November 21, 2025, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants that comprise the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange (the “NYSE”) under the symbols “KRSP” and “KRSP WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “KRSP U.” Holders of units will need to have their brokers contact Odyssey Transfer and Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rice Acquisition Corporation 3

Rice Acquisition Corporation 3 is a blank check company incorporated as a Cayman Islands exempted company that was formed by affiliates of Rice Investment Group and Mercuria for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry, although it intends to focus its search for a target business in the broadly defined energy value chain, particularly the upstream oil and gas, power generation, energy infrastructure, and critical metals and minerals subsectors. For more information about Rice Acquisition Corporation 3, please visit https://ricespac.com/rac-iii.

About Rice Investment Group

Rice Investment Group is a multi-strategy investment fund that has deployed several hundred million dollars since its founding in 2018. The fund is focused on a diverse array of energy-related investments, including oil and gas exploration and production, oil and gas midstream, oilfield services and manufacturing, software and technology companies supporting the energy sector, renewable natural gas production, liquified natural gas (“LNG”), data centers, and lithium extraction. Rice Investment Group maintains a long-term investment horizon and has relied upon the experience, breadth of knowledge and vision of its management team to find, create and invest in compelling long-term energy opportunities.

About Mercuria

Mercuria is one of the world’s leading independent energy, metals and commodity trading firms, with annual gross revenues exceeding $100 billion over the last few years and a global investment platform. Mercuria is led by its co-founders, Marco Dunand and Daniel Jaeggi, and has a team of over 1,200 professionals. The Mercuria team specializes in commodity trading, structured products and investments, integrating a wide variety of physical and derivative trading businesses with a diversified global asset base. Mercuria’s commercial activities and investments span across many industries, including crude and refined products, natural gas and LNG, power, metals, shipping, biofuels, and carbon. The Mercuria team has executed on and realized successful investments across the energy value chain, leveraging their sector experience as well as their expertise in creating and capturing growth opportunities for their portfolio companies.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release, including with respect to the search for an initial business combination, are forward-looking statements. No assurance can be given that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s final prospectus for the Company’s initial public offering filed with the Securities and Exchange Commission (the “SEC”), a copy of which is available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Charles Burrus

info@riceinvestmentgroup.com